UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3rd, 2021

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-192759	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877 424-2429

(Registrant's telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 5rd, 2021, the Board of Directors nominated fellow Director Mr. Gabriel Yariv as Executive Chairman of the Board.

Mr. Yariv, 44, brings over 20 years of successful executive experience in the medical industry. Mr. Yariv was part of the founding group of BreathID, an Oridion Medical (now Medtronic) business unit, and its subsequent spinoff company BreathID Inc. (,Exalenz Bioscience), which develops and manufactures advanced non-invasive diagnostic medical devices for gastrointestinal and liver conditions. Mr. Yariv also co-founded and was CEO of SimuTec, a medical simulation and training company in Brazil that develops and commercializes advanced personalized Virtual Reality training programs for physicians.

Mr. Yariv is actively engaged in non-profit and philanthropic activities including ongoing business mentoring of entrepreneurs, founder and CEO of the Yariv Foundation for Leadership, and current member of the Friends of the Israel Museum society. Mr. Yariv holds a BA (Cum Laude) in History, Philosophy & Political Science from Boston University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed as part of this Current Report.

Exhibit

Number	Description

10.1	Board of Director’s Resolution Appointing Gabriel Yariv as Chair.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 13th, 2021	CANNABICS PHARMACEUTICALS, INC.

	By:	/s/ Eyal Barad
	Name:	Eyal Barad
	Title:	Chief Executive Officer